OCTAVIAN INTERNATIONAL LTD. AND SUBSIDIARIES

(A wholly owned subsidiary of Emperor Holdings Ltd)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 and 2007 (unaudited)

Contents

Page
Consolidated Financial Statements
Consolidated Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007 (Audited)	F-2
Consolidated Statements of Operations For the Three and Six Month Periods Ended June 30, 2008 and 2007 (Unaudited)	F-3
Consolidated Statements of Cash Flows For the Three and Six Month Periods Ended June 30, 2008 and 2007 (Unaudited)	F-4
Notes To Consolidated Financial Statements	F-5

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$1,000,900	$2,437,646
Accounts receivable, net of allowance for	14,957,641	8,023,575
doubtful accounts of $12,003,916 and $11,355,176
Other receivable	1,922,668	2,508,911
Inventory, net	1,241,621	2,217,118
Prepaid expense and other current assets	1,619	9,464
Total current assets	19,124,449	15,196,714

PROPERTY AND EQUIPMENT, net	1,373,066	692,284
INTANGIBLE ASSETS, net	2,862,166	1,819,142
OTHER ASSETS	85,904	85,509
TOTAL ASSETS	$23,445,585	$17,793,649

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Short term overdrafts and loans	$3,779,902	$3,600,166
Accounts payable	31,959,746	21,456,961
Accrued expenses	4,029,494	3,974,361
Customer deposits	791,220	2,849,939
Total current liabilities	40,560,362	31,881,427

Loans Payable	315,000	531,016

Minority stockholders' interests	22,310	30,522

COMMITMENTS & CONTIGENCIES

STOCKHOLDERS' DEFICIT:
Common stock, $1.42 per share; authorized 50,000 shares;
issued and outstanding 1,000	1,423	1,423
Other comprehensive income (loss)	57,462	308,409
Retained earnings	(17,510,972)	(14,959,148)
Total stockholders' deficit	(17,452,087)	(14,649,316)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$23,445,585	$17,793,649

The accompanying notes are an integral part of these unaudited consolidated financial statements

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Consolidated Statements of Operations

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2008	2007	2008	2007

Net Revenue	$15,448,170	$2,657,521	$31,855,694	$8,389,264
Cost of Revenue	11,926,581	1,863,550	25,247,136	5,561,550
Gross profit	3,521,589	793,971	6,608,558	2,827,714

Operating expenses
General, administrative and selling expenses	3,697,579	2,670,414	7,265,488	13,295,755
Depreciation and amortization	367,395	161,969	475,238	263,489
Total operating expenses	4,064,974	2,832,383	7,740,726	13,559,244
Loss from operations	(543,385)	(2,038,412)	(1,132,168)	(10,731,530)

Non-operating income (expense):
Other income	182,162	49,797	189,408	86,450
Interest expense	(129,178)	(2,629)	(253,529)	(8,104)
Share of earnings (loss) of associated co's	(55,938)	(32,811)	(126,830)	9,727
Foreign Currency transaction gain (loss)	(126,860)	438,208	(1,567,547)	(313,542)
Minority stockholders' interests	5,915	(5,644)	8,212	(6,447)
Gain (Loss) on disposal of fixed assets	80,211	(66,294)	371,493	(67,070)
Total non-operating income (expense)	(43,688)	380,627	(1,378,793)	(298,986)
Loss before taxation	(587,073)	(1,657,785)	(2,510,961)	(11,030,516)

Taxation	34,224	295,234	40,863	295,234

Net loss	(621,297)	(1,953,019)	(2,551,824)	(11,325,750)

Other comprehensive income
Foreign currency translation adjustment	(557,853)	(217,214)	(250,947)	(148,680)

Net Comprehensive Income	$(1,179,150)	$(2,170,233)	$(2,802,771)	$(11,474,430)

The accompanying notes are an integral part of these unaudited consolidated financial statements

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Consolidated Statements of Cash Flows

	For the Six Month Periods Ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,551,824)	$(11,325,750)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	475,238	263,489
Exchange loss (gain)	1,567,547	313,542
Gain/loss on disposal of fixed assets	(371,493)	67,070
Gain/loss attributed to minority interest in subsidiaries	(8,212)	6,447
Bad debt expense	215,464	7,750,080
Share of earnings from associated companies	126,830	(9,727)
(Increase) / decrease in assets:
Accounts receivable	(7,384,899)	5,592,655
Other receivable & loan receivable	577,960	70,836
Inventory	963,559	1,765,816
Prepaid expense	7,757	4,574
Other assets	(472)	—
Increase / (decrease) in current liabilities:
Accounts payable	8,878,115	(6,619,851)
Accrued expenses	58,317	(330,409)
Customer deposits	(2,129,299)	(366,747)
Net cash provided by (used in) operating activities	424,588	(2,817,975)

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) decrease in:
Property and equipment	(723,524)	635,119
Intangibles	(1,088,983)	(291,896)
Net cash provided by (used in) investing activities	(1,812,507)	343,223

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) from short term overdrafts and loans	181,312	2,029,883
Proceeds (payments) from notes payable	(213,335)	475,407
Net cash provided by / (used in) financing activities	(32,023)	2,505,290

Effect of exchange rate changes on cash and cash equivalents	(16,804)	24,642

NET INCREASE /(DECREASE) IN CASH & CASH EQUIVALENTS	(1,436,746)	55,180

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	2,437,646	1,054,597

CASH & CASH EQUIVALENTS, END OF YEAR	$1,000,900	$1,109,777

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$253,529	$8,104
Income taxes paid	$476,394	$13,012

The accompanying notes are an integral part of these unaudited consolidated financial statements

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 1 - The Company and Summary of Significant Accounting Policies

The unaudited consolidated financial statements have been prepared by Octavian International Ltd. (the “Company”), pursuant to the rules and regulations of the Securities Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report. The results for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

Organization and Line of Business

Octavian International Ltd. (“Octavian” or the “Company”) is a leading global provider of a full end-to-end suite of gaming systems and products. Octavian is the largest independent provider of networked Casino Management Systems (CMS), leading edge games and advanced gaming products serving casinos, AWP (Amusement with Prizes) and lotteries in over 30 countries. The Company is a subsidiary of Emperor Holdings Limited, a company registered in Cyprus.

Octavian’s primary focus is to establish long lasting relationships with customers by providing a full end-to-end suite of innovative gaming solutions. Delivered through the Company’s core businesses, OctaSystems, OctaGames, OctaSupplies and OctaLotto, Octavian provides comprehensive solutions and infrastructure systems allowing both large and small operators to increase efficiency, profitability and control while bringing their customer’s top-of-the-line, innovative, downloadable and installed games.

Going Concern

As shown in the accompanying consolidated financial statements, the Company incurred accumulated losses of $17,510,972 and working capital deficit of $21,435,913 as at June 30, 2008. In addition the Company’s operations are dependent on one major supplier Austrian Gaming Industries to whom the Company owes approximately $29 million as at June 30, 2008. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included, but not limited to: 1) focus on supply sales to minimize the capital need at this stage; 2) financial restructuring by changing part of the outstanding accounts payable to equity, expected to finalized in August 2008; 3) financial restructuring by changing part of the outstanding accounts payable into a 3 year loan at Libor plus 4% annual interest with a cap of 8% per annum, expected to finalized in August 2008; 4) issuance and /or restructure of new long-term convertible debentures, expected to finalize at August 2008; 5) continuous focus on reductions in cost where possible.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Octavian International Ltd. and its subsidiaries as follows:

Subsidiary	Place Incorporated	% Owned
Casino Amusement Technology Supplies Ltd.	England and Wales	100
Octavian Latin America S.A.	Colombia	89.7
Octavian International (Europe) Ltd.	England and Wales	100
Octavian International (Latin America) Ltd.	England and Wales	100
Octavian Ukraine	Ukraine	100
Octavian SPb	Russia	100
Atlantis	Russia	100
Argelink S.A.	Argentina	100
Octavian Italy Srl	Italy	50
Octavian Germany Limited	Germany	51

All significant inter-company accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the British Pound (GBP) and the Company’s subsidiaries use their local currencies: Colombian Peso (COP); Russian Rouble (RUB); Argentine Peso (ARS); and Ukraine Hryvnia (UAH), as their functional currency. However, the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

As of December 31, 2007 and June 30, 2008, the accounts of the Company were maintained, and their consolidated financial statements were expressed in their local currencies. Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the GBP as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s consolidated financial position, the consolidated results of their operations, and cash flows for the periods presented. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2008. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-Q of Regulation S-X. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas that require estimates and assumptions include valuation of accounts receivable, other receivables, and inventory determination of useful lives of property and equipment, and intangible assets, and estimation of certain liabilities.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.
Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

Inventory is stated at the lower of cost or market. Cost is determined using the first in, first out method. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Other Receivable

Other receivable consists of prepayments and other non trading debts.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer Equipment	3 years
Gaming Equipment	3 years
Fixtures and fittings	4 to 5 years

Research and Development

Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

Software Development Costs

Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Long-Lived Assets

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2008, there were no significant impairments of its long-lived assets.

Intangible Assets

Intangible assets consist of product developments, intangible game developments and game work-in-progress..

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the six months ended June 30, 2008 and 2007 was $22,262 and $25,260 respectively.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Foreign Currency Transactions and Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is British Pound. Translation gains of $57,462 and $308,409 at June 30, 2008 and December 31, 2007, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. During the six months ended June 30, 2008 and 2007, other comprehensive income in the consolidated statements of income and other comprehensive income included translation losses of $250,947 and $148,680, respectively.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Minority Interest

In order to comply with Columbian law, a company needs to have a minimum of 5 stockholders, with a maximum stockholding of not more than 95% any individual stockholder. The 4 external stockholders in the Columbian registered entity (Octavian Latin America SA) have a combined 10.3% stockholding in that company. The equity in the non-controlling interest in the Columbian entity has been classified as “Minority stockholders’ interests” in the accompanying consolidated balance sheets. Changes in equity in non-controlling interests arising from results of operations have been recorded as “Outside stockholders’ interests” in the accompanying consolidated statements of operations and other comprehensive income.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a Company’s management organizes segments within the company for making operating decisions and assessing performance. The Company has determined that it has 3 reportable segments: Octavian Europe, Octavian CIS, and Octavian Latin America (See Note 13).

Fair value of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of June 30, 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Recent Pronouncements

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141 (Revised 2007) changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141 (Revised 2007) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with Ltd. exceptions, and applies to a wider range of transactions or events. SFAS No. 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 3 - Other Receivable

Other receivables comprises of the following:

	June 30, 2008 (Unaudited)	December 31, 2007 (Audited)
Prepayments	$395,596	$646,224
VAT	628,433	625,594
Other debtors	160,958	695,886
Supplier commissions	682,837	538,052
Loans to employees	54,844	3,155
Total	$1,922,668	$2,508,911

Note 4 - Inventory

Inventory comprises of the following:

	June 30, 2008 (Unaudited)		December 31, 2007 (Audited)
Raw materials	$	$ 361,735		$436,748
Work in process		404,427		517,510
Finished goods		652,625		2,197,613
Total		1,418,787		3,151,871
Less reserve for obsolescence		(177,166)		(934,753)
Inventory, net	$	$ 1,241,621	$	$ 2,217,118

Note 5 - Property and Equipment

The following are the details of the property and equipment:

	June 30, 2008 (Unaudited)		December 31, 2007 (Audited)
Computer Equipment	$	$ 1,006,806		$1,525,247
Gaming Equipment		1,700,371		1,773,029
Fixtures and fittings		552,486		174,950
Total		3,259,663		3,473,226
Less accumulated depreciation		(1,886,597)		(2,780,942)
Property and equipment, net	$	$ 1,373,066	$	$ 692,284

Depreciation expense for the six months ended June 30, 2008 and 2007 was $420,458 and $263,489, respectively.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 6 - Intangible Assets

The following are the details of intangible assets:

	June 30, 2008 (Unaudited)	December 31, 2007 (Audited)
Software	$1,321,967	$1,110,299
Customer contract	816,244	816,244
Software development	1,166,125	—
Total	3,304,336	1,926,543
Less Accumulated amortization	(442,170)	(107,401)
Intangibles, net	$2,862,166	$1,819,142

Amortization expense for the six months ended June 30, 2008 and 2007 was $54,779 and $0, respectively. Amortization expense for the years ended December 31, 2008, 2009, 2010, 2011 and 2012 is expected to be $662,256, $665,283, $600,843, $3,026 and $0, respectively.

Note 7 - Loans Payable

Loans payable consist of the following:

The following are the details of short term loans payable:

	June 30, 2008 (Unaudited)	December 31, 2007 (Audited)
Loan payable to eBet Limited	$3,192,026	$2,915,027
Loan payable to Mediciones Urbanas	802,898	1,071,016
Loan to PacificNet	49,655	—
Bank overdrafts	50,324	145,139
Total	4,094,903	4,131,182
Less current portion	(3,779,903)	(3,600,166)
Long Term portion	$315,000	$531,016

In January of 2008, Octavian entered into an extension agreement on the loan with eBet for another 6 months, which is payable on June 30, 2008. The interest is 15% on an annual basis payable each month. The obligation to repay the facility was secured by means of a deed of charge entered into between eBet and Octavian, dated August 15, 2007 (the Charge) and extension signed via side letter on January 11, 2008. The Charge provided for certain intellectual property rights to be held as collateral for the repayment of the debt. On June 29, 2008, Octavian and eBet agreed on an extension for another 30 days on the loan at a rate of 30%. On July 30th 2008, Octavian and eBet agreed on an extention for another 14 days on the loan at a rate of 30%. On August 14 2008, Octavian and eBet agreed on an extension for another 7 days at 30% interest compounding monthly. On August 20 2008, Octavian and eBet agreed to further extend the facility from August 14, 2008 to and including September 30, 2008 at 30% interest compounding monthly.

The loan payable to Mediciones Urbanas is interest free. This loan was assumed as part of the acquisition of Argelink on August 17, 2007. The loan calls for payments of $45,000 monthly from the date of the acquisition until the loan’s maturity of January 2010.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 8 - Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities comprises of the following:

	June 30, 2008 (Unaudited)	December 31, 2007 (Audited)
Professional fees	$215,895	$701,304
Marketing costs	13,074	124,359
Property & equipment purchased	110,621	—
Air travel	27,717	66,167
Other travel costs	—	38,572
Legal fees	231,987	63,625
Inventory	752,905	—
Accrued interest	—	137,195
Accrued bonus	267,601	426,593
Contractors’ fees	83,287	78,985
Other accrued expenses	136,094	681,624
Deferred income	872,891	744,128
Warranty provision	531,952	192,818
Other creditors	333,704	157,975
Other taxes	404,935	561,016
Property taxes	46,831	—
Total	$4,029,494	$3,974,361

Note 9 - Customer Deposits

Customer deposit represents those amounts that the Company receives in advance on order placement or on delivery or before delivery. Customer deposits amount to $791,220 and $2,849,939 as at June 30, 2008 and as at December 31, 2007, respectively.

Note 10 - Stockholders’ Equity

The Company’s share capital is $71,000 (approx.) divided into 50,000 shares of $1.42 each. At June 30, 2008, the Company had 1,000 shares issued and outstanding.

There are no options or warrants outstanding relating to Shareholder’s Equity as at June 30, 2008.

Note 11 - Related Party Transactions

2008 Transactions (unaudited)

During the six months ended June 30, 2008 services performed by Mr. H Brenninkmeijer in the amount of $237,030 were invoiced from Hudson Trading Limited., a company incorporated under the laws of Cyprus. During the six months ended June 30, 2008, an office was rented in Cyprus from Xanadu Entertainment Ltd., a company owned by Mr. H. Brenninkmeijer. Rent paid totaled $1,890. This rent agreement was terminated end 2007.

2007 Transactions

During the six months ended June 30, 2007 services performed by Mr. H Brenninkmeijer in the amount of $150,000 were invoiced from Hudson Trading Limited., a company incorporated under the laws of Cyprus. During the six months ended June 30, 2007, an office was rented in Cyprus from Xanadu Entertainment Ltd., a company owned by Mr. H. Brenninkmeijer. Rent paid totaled $4,650.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 12 - Commitments and Contingencies

Leases

The Company currently leases two office spaces in St. Petersburg, Russia beginning in January 2008 under non-cancelable operating leases that expire between September and December 2008. The Company also leases office space as well as office equipment in the United Kingdom beginning in May 2008 that expires on December 31, 2008 and April 30, 2010, respectively. The Company also leases office space and equipment in Bogota, Columbia beginning between October 2007 and March 2008 that expire between March 2009 and October 2011. The Company leases an office in Buenos Ares, Argentina until July 2010. Additionally, the Company leases office space in Moscow, Russia and in the Ukraine that began in January 2008 and 2007, respectively and expires on September 1, 2008 and December 31, 2008, respectively. Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

Operating Leases
Year ending December 31,
2008	$906,997
2009	317,356
2010	119,229
2011	10,112
2012	—
$1,353,694

Litigation

The Company may be subject, from time to time, to various legal proceedings relating to claims arising out of its operations in the ordinary course of its business. The Company currently is not party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, management believes would have a material adverse effect on the business, financial condition or results of operations of the Company.

Claims

Following are the details of three potential claims against Octavian as at June 30, 2008:

a)	eBet

Octavian entered into a loan agreement with eBet Limited (eBet) on June 20, 2007 (the Loan Agreement). The terms of the Loan Agreement were that eBet would provide a facility to Octavian, to be repaid by December 31, 2007. The obligation to repay the facility was secured by means of a deed of charge entered into between eBet and Octavian, dated August 15, 2007 (the Charge). The Charge provided for certain intellectual property rights to be held as collateral for the repayment of the debt.

Octavian failed to perform its obligation to repay the amounts owed to eBet under the Loan Agreement by December 31, 2007. Additionally, Octavian owed further duties to eBet (the Oustanding Issues) under the terms of a deed of agreement entered into between Octavian and eBet, dated December 31, 2007 (the Deed of Agreement 1). In a letter dated January 11, 2008 (the Letter Agreement), eBet agreed to a rectification period (the Rectification Period) to allow Octavian to fulfill its obligation under the Loan Agreement and to address the Outstanding Issues. The Rectification Period ended on January 14, 2008.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

On January 16, 2008 Octavian entered into a second deed of agreement with eBet (the Deed of Agreement 2). This Deed of Agreement 2 extended the Rectification Period until June 30, 2008 (the Extension Period) and waived any previous defaults potentially arising from the Loan Agreement, the Charge, the Deed of Agreement 1 or the Letter of Agreement during the Extension Period. It affirmed the obligations to pay and perform under the Loan Agreement, the Charge, the Deed of Agreement 1 and the Letter of Agreement. The Deed of Agreement 2 set out certain additional conditions upon which the granting of the Extension Period was granted (the Additional Conditions).

On February 8, 2008 eBet wrote Octavian advising that several of the Additional Conditions contained within the Deed of Agreement 2 had not been fulfilled. Notice was thereby given that Octavian was in breach of the terms of the Charge.

On June 29, 2008, Octavian and eBet agreed on an extension for another 30 days on the loan at a rate of 30%. On July 30th 2008, Octavian and eBet agreed on an extention for another 14 days on the loan at a rate of 30%. On August 14th 2008, Octavian and eBet agreed on an extention for another 7 days at 30% interest.

b)	Tony Overstead

Tony Overstead a former employee of the Company is claiming that the Company owes him a guaranteed bonus of $110,000. In addition, Tony Overstead claims that the Company owes him a performance bonus of $351,000. Based on its agreement with Mr. Overstead, the Company disputes the total amount of these claims.

c)	AGI

Octavian owes AGI, a supplier to Octavian approximately $ 29 million. In August 2008, Octavian has entered into a framework agreement under the condition that Octavian will succeed in a capital raise of $15 million.

The details of the framework agreement are:
1: to transfer 4 million euro (approximately $6.2 million) of this open accounts payable to common stock,
2: to transfer 8 million euro (approximately $12.4 million) to a 3 year loan with an interest of Libor plus 4% with a cap of 8%.
3: AGI will transfer $5 million new capital into Octavian under the same conditions as the investors who will put $15 million into the company

It is very difficult to determine the likelihood of an unfavorable outcome or the quantum of any potential losses from these three areas of potential litigation.

d)	PacificNet Agreement

On December 7, 2007, Octavian International Limited entered into an Agreement for the acquisition by PacificNet Games of the entire issued share capital of Octavian International which was completed on January 22, 2008. Shortly after completion Octavian and PacificNet decided that it would not benefit their respective businesses to continue as one group and therefore Octavian and PacificNet mutually agreed to terminate the merger agreement on March 28, 2008 and entered into a written agreement to document this on May 14, 2008. On May 14, 2008, all of the parties to the PacificNet Acquisition Agreement entered into a Deed of Amendment (the “PacificNet Termination Agreement”), pursuant to which the PacificNet Acquisition Agreement and all rights and obligations of the parties thereunder were terminated. The Service Agreement was also terminated. As a result of the termination of the PacificNet Acquisition Agreement, neither the remaining consideration shares of PacificNet common stock (being 1.1 million) nor any of the Earn-Out Amount were transferred/paid to Ziria, and all shares of Emperor were returned to Ziria and the 1.2 million shares of Pacific Net common stock to Ziria were returned to PacificNet. Upon the consummation of this transaction, Emperor was no longer a direct subsidiary of PacificNet, nor was Octavian any longer an indirect subsidiary of PacificNet. Harmen Brenninkmeijer, our Chief Executive Officer and a director of Octavian, resigned from the board of directors of PacificNet on May 21, 2008. PacificNet paid Sterne Agee & Leach, Inc., a company that acted as a consultant to Octavian for the PacificNet Acquisition, 30,000 PacificNet shares. Octavian owes PacificNet US$49,680 to reimburse PacificNet for the issuance of these shares.

Octavian International Ltd. and Subsidiaries (A wholly owned subsidiary of Emperor Holdings Ltd) Notes To Consolidated Financial Statements For The Six Months Ended June 30, 2008 and 2007 (unaudited)

The following are the terms of the PacificNet Termination Agreement:

Octavian agreed to issue to PacificNet or its nominee an amount of shares of capital stock of Octavian equal to five percent (5%) of the outstanding shares of Octavian. Additionally, PacificNet was granted the option to, prior to May 14, 2009 and on only one occasion during such period, purchase additional shares of Octavian stock at a per share purchase price equal to 85 percent of the most recent subscription price per share of Octavian stock paid by third party investors in Octavian up to a number of shares that would result in PacificNet owning five percent (5%) of the Octavian stock issued and outstanding on the date of exercise of the option. PacificNet agreed to issue to Octavian 500,000 shares of PacificNet’s common stock.

No shares have been transferred as of June 30, 2008.

Note 13 - Segment Information

The Company’s predominant businesses are the research and development, manufacture, marketing, distribution, and sale of state-of-the-art systems and gaming solutions. The Company provides network integrated solutions which provide a centralized platform to manage, control, and monitor existing gaming and lottery operations and machines. Additionally, the Company distributes gaming machines and equipment from third party suppliers as well as Octavian’s proprietary Maverick 1000 slot machine. The Company operates in three geographic segments: Octavian Europe, Octavian CIS, and Octavian Latin America.

Octavian Europe consists of three regional sales offices: the Guildford, United Kingdom global headquarters and regional offices in Verona, Italy and Spremberg, Germany. Established in 2002 as the Global Head Office of Octavian, Guildford is home to the core functions of the Company including Finance, Marketing and Management, with regional autonomy granted to the regional offices to allow each General Manager to ensure that their respective teams understand the market requirements in which they operate and deliver the appropriate solutions from the Octavian product portfolio.

Octavian CIS consists of three regional offices: St. Petersburg, Russia; Moscow, Russia; and Kiev, Ukraine. The team in St Petersburg have been instrumental in the continual development of the ACP (Account Control Progressive) slots management system, evolving the product to allow Cashless & Player Tracking, EZ Pay integration, Bonus Club features to be added. And more recently in the developing Octavian GateManager and Octavian CashManager tables management system and bridging both systems to provide the full spectrum of functionality to manage venues of slots any tables of any size worldwide. The Moscow office, trading as CATS (Casino Amusement Technology Supplies) has been responsible for the distribution of 3rd party products to both Russia, prior to the closure of the market, and other members of CIS.

Octavian Latin America consists of two regional offices: Buenos Aires, Argentina and Bogota, Columbia. Key products for the Latin American market have been My ACP together with ExtraCash and SprintPay with Octavian games, as well as supplying gaming machines. The latter revenue stream to be strengthened by replacing third party machines with Octavian’s revolutionary flat pack Maverick 1000 which has already gained much interest from Latin America, especially as the flat pack design offers significant cost benefits from lower importation taxes and local assembly benefits, in addition to being competitively priced at a little more than a second hand machine.

The following tables summarize segment information for the six months ended:

	June 30,	June 30,
	2008	2007

Revenue from unrelated entities
Octavian Europe	637,130	716,259
Octavian CIS	26,577,807	6,664,131
Octavian Latin America	4,640,757	1,008,875
	31,855,694	8,389,264

Intersegment revenues
Octavian Europe		217,443
Octavian CIS	725,164	186,778
Octavian Latin America		77,797
	725,164	482,018

Total revenues
Octavian Europe	637,130	933,702
Octavian CIS	27,302,971	6,850,909
Octavian Latin America	4,640,757	1,086,672
Less intersegment revenues	(725,164)	(482,018)
	31,855,694	8,389,265

Income (Loss) from operations
Octavian Europe	(4,767,414)	(3,343,297)
Octavian CIS	2,994,985	(7,406,276)
Octavian Latin America	640,261	18,043
	(1,132,168)	(10,731,530)

Income tax expense
Octavian Europe	—	—
Octavian CIS	40,863	295,234
Octavian Latin America	—	—
	40,863	(295,234)

Net income (loss)
Octavian Europe	(6,764,041)	(3,459,381)
Octavian CIS	3,712,524	(7,920,568)
Octavian Latin America	491,481	60,646
Minority interest	8,212	(6,447)
	(2,551,824)	(11,325,750)

Provision for depreciation and amortization
Octavian Europe	269,465	9,750
Octavian CIS	123,434	249,318
Octavian Latin America	82,339	4,421
	475,238	263,489

Total Assets
Octavian Europe	4,440,173
Octavian CIS	12,343,504
Octavian Latin America	6,661,908
	23,445,585

The Company operates in the gaming industry and recognizes revenue under the three major categories. Following is the details of revenue by each category for the six month periods ended June 30, 2008 and 2007:

(amounts in thousands)	June 30, 2008	June 30, 2007
Revenue	(Unaudited)	(Unaudited)
OctaSystems	$3,470	$1,827
OctaGames	429	1,229
OctaSupplies	27,956	5,333
Total	$31,856	$8,389